MCCLATCHY NEWSPAPERS, INC.
                             1997 STOCK OPTION PLAN


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                                TABLE OF CONTENTS
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                                                                            Page
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SECTION 1.        PURPOSE.....................................................1

SECTION 2.        DEFINITIONS.................................................1
          (a)     "BOARD OF DIRECTORS"........................................1
          (b)     "CODE"......................................................1
          (c)     "COMMITTEE".................................................1
          (d)     "COMPANY"...................................................1
          (e)     "EMPLOYEE"..................................................1
          (f)     "EXERCISE PRICE"............................................1
          (g)     "FAIR MARKET VALUE".........................................2
          (h)     "NONSTATUTORY OPTION".......................................2
          (i)     "OPTION"....................................................2
          (j)     "OPTIONEE"..................................................2
          (k)     "PLAN"......................................................2
          (l)     "SERVICE"...................................................2
          (m)     "SHARE".....................................................2
          (n)     "STOCK".....................................................2
          (o)     "STOCK OPTION AGREEMENT"....................................2
          (p)     "SUBSIDIARY"................................................2

SECTION 3.        ADMINISTRATION..............................................3
          (a)     COMMITTEE MEMBERSHIP........................................3
          (b)     COMMITTEE PROCEDURES........................................3
          (c)     COMMITTEE RESPONSIBILITIES..................................3

SECTION 4.        ELIGIBILITY.................................................4

SECTION 5.        STOCK SUBJECT TO PLAN.......................................5
          (a)     BASIC LIMITATION............................................5
          (b)     ADDITIONAL SHARES...........................................5

SECTION 6.        TERMS AND CONDITIONS OF OPTIONS.............................5
          (a)     STOCK OPTION AGREEMENT......................................5
          (b)     NUMBER OF SHARES............................................5
          (c)     EXERCISE PRICE..............................................5
          (d)     WITHHOLDING TAXES...........................................6
          (e)     EXERCISABILITY AND TERM.....................................6
          (f)     NONTRANSFERABILITY..........................................6
          (g)     EXERCISE OF OPTIONS ON TERMINATION OF SERVICE...............6
          (h)     NO RIGHTS AS A SHAREHOLDER..................................7
          (i)     MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS...........7
          (j)     RESTRICTIONS ON TRANSFER OF SHARES..........................7


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SECTION 7.        PAYMENT FOR SHARES..........................................7
          (a)     GENERAL RULE................................................7
          (b)     SURRENDER OF STOCK..........................................7
          (c)     CASHLESS EXERCISE...........................................8

SECTION 8.        ADJUSTMENT OF SHARES........................................8
          (a)     GENERAL.....................................................8
          (b)     REORGANIZATIONS.............................................8
          (c)     RESERVATION OF RIGHTS.......................................8

SECTION 9.        LEGAL REQUIREMENTS..........................................9

SECTION 10.       NO EMPLOYMENT RIGHTS........................................9

SECTION 11.       DURATION AND AMENDMENTS.....................................9
          (a)     TERM OF THE PLAN............................................9
          (b)     RIGHT TO AMEND OR TERMINATE THE PLAN........................9
          (c)     EFFECT OF AMENDMENT OR TERMINATION.........................10

SECTION 12.       EXECUTION..................................................10


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                           MCCLATCHY NEWSPAPERS, INC.
                             1997 STOCK OPTION PLAN


SECTION 1.  PURPOSE.
-------------------

        The purpose of the Plan is to offer selected employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such selected persons to remain in the employ of the Company and to attract new employees with outstanding qualifications by purchasing Shares of the Company's Class A Common Stock. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan are Nonstatutory Options. The Plan was adopted effective as of December 10, 1997.

SECTION 2.  DEFINITIONS.
-----------------------

        (a) "BOARD OF DIRECTORS" shall mean the Board of Directors of the
             ------------------
Company, as constituted from time to time.

        (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.
             ----

        (c) "COMMITTEE" shall mean the committee appointed by the Board of
             ---------
Directors pursuant to Section 3(a).

        (d) "COMPANY" shall mean McClatchy Newspapers, Inc., a Delaware
             -------
corporation.

        (e) "EMPLOYEE" shall mean any individual who is a common-law employee of
             --------
the Company or of a Subsidiary, including officers and directors of the Company who are also employees.

        (f) "EXERCISE PRICE" shall mean the amount for which one Share may be
             --------------
purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

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        (g) "FAIR MARKET VALUE" shall mean the fair market value of a Share as
             -----------------
determined by Committee in good faith as follows:

              (i) If the Share was trade on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

              (ii) If the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee on such basis as it deems appropriate.

        (h) "NONSTATUTORY OPTION" shall mean an employee stock option that is
             -------------------
not qualified under section 422 of the Code.

        (i) "OPTION" shall mean Nonstatutory Option granted under the Plan and
             ------
entitling the holder to purchase Shares.

        (j) "OPTIONEE" shall mean an individual who holds an Option.
             --------

        (k) "PLAN" shall mean this McClatchy Newspapers, Inc. 1997 Stock Option
             ----
Plan.

        (l) "SERVICE" shall mean service as an Employee. For purposes of this
             -------
Plan, "Service shall continue if an Employee becomes a consultant to the Company or a Subsidiary.

        (m) "SHARE" shall mean one share of Stock, as adjusted in accordance
             -----
with Section 8 (if applicable).

        (n) "STOCK" shall mean the Class A Common Stock of the Company, and such
             -----
other stock as may be substituted therefor in accordance with the adjustment provisions of the Plan.

        (o) "STOCK OPTION AGREEMENT" shall mean the agreement between the
             ----------------------
Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

        (p) "SUBSIDIARY" shall mean any corporation, of which the Company and/or
             ----------
one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on

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a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3.  ADMINISTRATION.
--------------------------

        (a) COMMITTEE MEMBERSHIP. The Plan shall be administered by the
            --------------------
Committee which shall consist of not less than two directors appointed by the Board of Directors each of whom shall satisfy the requirements of Rule 16b-3, as amended of the Securities Exchange Act of 1933.

        (b) COMMITTEE PROCEDURES. The Board of Directors shall designate one of
            --------------------
the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

        (c) COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan,
            --------------------------
the Committee shall have full authority and discretion to take the following actions:

              (i) To interpret the Plan and to apply its provisions;

              (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

              (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

              (iv) To determine when Options are to be granted under the Plan;

              (v) To select the Optionees;

              (vi) To determine the number of Shares to be made subject to each Option;

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              (vii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price and to specify the provisions of the Stock Option Agreement relating to such Option;

              (viii) To amend or terminate any outstanding Stock Option
        Agreement;

              (ix) To determine the disposition of an Option in the event of an Optionee's divorce or dissolution of marriage;

              (x) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan and any Option;

              (xi) To prescribe the consideration for the grant of each Option under the Plan and to determine the sufficiency of such consideration; and

              (xii) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4.  ELIGIBILITY.
-----------------------

        Only Employees shall be eligible for designation as Optionees by the Committee.

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SECTION 5.  STOCK SUBJECT TO PLAN.
---------------------------------

        (a) BASIC LIMITATION. Shares offered under the Plan shall be authorized
            ----------------
but unissued Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options) shall not exceed 750,000 Shares, subject to adjustment pursuant to Section 8. The number of Shares which are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

        (b) ADDITIONAL SHARES. In the event that any outstanding Option for any
            -----------------
reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.
-------------------------------------------

        (a) STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall
            ----------------------
be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

        (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the
            ----------------
number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.

        (c) EXERCISE PRICE. Each Stock Option Agreement shall specify the
            --------------
Exercise Price which shall be determined by the Committee in its sole discretion. The Exercise Price may be

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less than the Fair Market Value of a Share. The Exercise Price shall be payable in a form described in Section 7.

        (d) WITHHOLDING TAXES. As a condition to the exercise of an Option, the
            -----------------
Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

        (e) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify
            -----------------------
the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. The Committee in its sole discretion shall determine when all or any part of an Option is to become exercisable and when such Option is to expire.

        (f) NONTRANSFERABILITY. Except as provided in the applicable Stock
            ------------------
Option Agreement, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or by his guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        (g) EXERCISE OF OPTIONS ON TERMINATION OF SERVICE. Each Option shall set
            ---------------------------------------------
forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

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        (h) NO RIGHTS AS A SHAREHOLDER. An Optionee, or a transferee of an
            --------------------------
Optionee, shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of the issuance of a stock certificate for such Shares.

        (i) MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS. Within the
            -------------------------------------------------
limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price or for other consideration.

        (j) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise
            ----------------------------------
of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

SECTION 7.  PAYMENT FOR SHARES.
------------------------------

        (a) GENERAL RULE. The entire Exercise Price of Shares issued under the
            ------------
Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b) and
(c) below.

        (b) SURRENDER OF STOCK. To the extent that a Stock Option Agreement so
            ------------------
provides, payment may be made all or in part with Shares which have already been owned by the Optionee or the Optionee's representative for any time period specified by the Committee and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

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        (c) CASHLESS EXERCISE. To the extent that a Stock Option Agreement so
            -----------------
provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

SECTION 8.  ADJUSTMENT OF SHARES.
--------------------------------

        (a) GENERAL. In the event of a subdivision of the outstanding Stock, a
            -------
declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of
(i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

        (b) REORGANIZATIONS. In the event that the Company is a party to a
            ---------------
merger or reorganization, outstanding Options shall be subject to the agreement of merger or reorganization.

        (c) RESERVATION OF RIGHTS. Except as provided in this Section 8, an
            ---------------------
Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its

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capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.  LEGAL REQUIREMENTS.
------------------------------

        Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 10.  NO EMPLOYMENT RIGHTS.
---------------------------------

        No provision of the Plan, nor any Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

SECTION 11.  DURATION AND AMENDMENTS.
------------------------------------

        (a) TERM OF THE PLAN. The Plan, as set forth herein, shall become
            ----------------
effective on the date of its adoption by the Board of Directors. The Plan shall terminate automatically ten (10) years after its initial effective date of the Plan, and may be terminated on any earlier date pursuant to Subsection (b) below.

        (b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board of Directors may
            ------------------------------------
amend, suspend or terminate the Plan at any time and from time to time. Rights and obligations under any Option granted before amendment of the Plan shall not be materially altered, or impaired

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adversely, by such amendment, except with consent of the person to whom the
Option was granted. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

        (c) EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or
            ----------------------------------
sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

SECTION 12.  EXECUTION.
----------------------

        To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same as of 11th day of December, 1997.

                                       McCLATCHY NEWSPAPERS, INC.



                                       By     /s/ KAROLE MORGAN-PRAGER
                                         ---------------------------------------

                                       As Its          SECRETARY
                                             -----------------------------------

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